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                                                                    EXHIBIT 1(e)

                          ARTICLES SUPPLEMENTARY TO THE

                          ARTICLES OF INCORPORATION OF

                   MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation by means of a duly executed Unanimous Consent of Directors dated as of November 18, 1993, adopted a resolution in accordance with Section 2-105(c) of the General Corporation Law of Maryland, to increase the total number of shares of capital stock of the Corporation. The capital stock shall be classified into two classes, consisting of TWO HUNDRED MILLION (200,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000) and NINE HUNDRED MILLION (900,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ninety Million Dollars ($90,000,000).

         SECOND: The total number of shares of all classes of capital stock of the corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

         Six Hundred Million (600,000,000) shares of capital stock of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Sixty Million Dollars ($60,000,000), classified into two classes consisting of TWO HUNDRED MILLION (200,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000) and FOUR HUNDRED MILLION (400,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Forty Million Dollars ($40,000,000).

         THIRD: The total number of shares of all classes of capital stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

         The total number of shares of capital stock which the Corporation shall have the authority to issue shall consist of ONE BILLION ONE HUNDRED MILLION (1,100,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of One Hundred Ten Million Dollars divided into TWO HUNDRED MILLION (200,000,000) shares of
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         Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000) and NINE HUNDRED MILLION (900,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ninety Million Dollars ($90,000,000).

         FOURTH: The aforesaid action by the Board of Directors was taken pursuant to authority and power contained in the Amended and Restated Articles of Incorporation of the Corporation.

         IN WITNESS WHEREOF, MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on December 16, 1993.

                                                     MERRILL LYNCH GLOBAL
                                                      ALLOCATION FUND, INC.

                                                     By:  /s/ Arthur Zeikel
                                                        ------------------------
                                                              Arthur Zeikel
                                                              President

Attest:

/s/ Michael J. Hennewinkel
--------------------------------
    Michael J. Hennewinkel
    Secretary


         The undersigned, President of MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                          /s/ Arthur Zeikel
                                                          ----------------------
                                                              Arthur Zeikel
                                                              President


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